UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2018

GCP APPLIED TECHNOLOGIES INC.

(Exact name of registrant as specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-37533	47-3936076
(Commission File Number)	(I.R.S. Employer Identification No.)

62 Whittemore Avenue Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 10, 2018, GCP Applied Technologies Inc. (“GCP”) entered into that certain Second Amendment to Credit Agreement (the “Amendment Agreement”), by and among GCP, as the borrower, GCP Applied Technologies (UK) Limited, a limited liability company incorporated under the laws of England and Wales, and GCP Applied Technologies N.V., a public limited liability company (naamloze vennootschap/société anonyme) organized and existing under the laws of Belgium, together as the European borrowers (the “European Borrowers”), the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as the administrative agent (the “Administrative Agent”) and collateral agent, amending that certain Credit Agreement, dated as of February 3, 2016 (as previously amended, restated, amended and restated, supplemented or otherwise modified, including pursuant to that certain First Amendment to Credit Agreement, dated as of August 25, 2016, the “Credit Agreement”, and as amended by the Amendment Agreement, the “Amended Credit Agreement”), by and among GCP, as the borrower, the European Borrowers, the lenders from time to time party thereto and the Administrative Agent.

The parties entered into the Amendment Agreement in order to amend the Credit Agreement to, among other things, (i) increase the aggregate principal amount of revolving commitments available thereunder to $350,000,000, (ii) extend the maturity date of the revolving credit facility thereunder to April, 2023, and (iii) make certain other changes to the covenants and other provisions therein. The Amendment Agreement did not change the interest rate margins applicable to the revolving credit facility under the Amended Credit Agreement.

On April 10, 2018, GCP borrowed $50,000,000 in aggregate principal amount of revolving loans under the Amended Credit Agreement and applied the proceeds therefrom as described below.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Senior Notes

On April 10, 2018, GCP completed the sale of $350,000,000 aggregate principal amount of its 5.500% Senior Notes due 2026 (the “Notes”).

The Notes were issued pursuant to an Indenture, dated as of April 10, 2018 (the “Indenture”), by and among GCP, the guarantors party thereto (the “Note Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes and the related guarantees are unsecured, unsubordinated obligations of GCP and the Note Guarantors, respectively. Interest is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2018. The Notes will mature on April 15, 2026.

GCP may, at its option, at any time and from time to time prior to April 15, 2021, redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a

“make-whole” premium. In addition, GCP may, at its option, redeem up to 40% of the Notes at any time and from time to time prior to April 15, 2021 with the net cash proceeds from certain equity offerings at the redemption price set forth in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time and from time to time on or after April 15, 2021, GCP may, at its option, redeem the Notes in whole or in part at the redemption prices set forth in the Indenture.

If a “change of control” (as defined in the Indenture) occurs, GCP will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes and the related guarantees rank equally with all of the existing and future unsubordinated indebtedness of GCP and the Note Guarantors and senior in right of payment to any existing and future subordinated indebtedness of GCP and the Note Guarantors. The Notes and related guarantees are effectively subordinated to any secured indebtedness of GCP or the Note Guarantors, as applicable, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of GCP’s non-guarantor subsidiaries.

The Indenture contains covenants that limit the ability of GCP and its subsidiaries, subject to certain exceptions and qualifications set forth therein, to (i) create or incur liens on certain assets, (ii) incur additional debt, (iii) make certain investments and acquisitions, (iv) consolidate, merge, or convey, transfer, or lease all or substantially all of their assets, (v) sell certain assets, (vi) pay dividends on or make distributions in respect of GCP’s capital stock or make other restricted payments, (vii) enter into certain transactions with GCP’s affiliates and (viii) place restrictions on distributions from and other actions by subsidiaries.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; certain events of bankruptcy or insolvency; failure to discharge final judgments aggregating in excess of $50.0 million rendered against GCP or certain of its subsidiaries; and failure of the guarantee of the Notes by any of GCP’s significant subsidiaries to be in full force and effect.

GCP used the proceeds from the offering of the Notes, together with proceeds from the borrowing of revolving loans described above and cash on hand, to (i) redeem all of its 9.500% Senior Notes due 2023 (the “Existing Notes”) in accordance with the terms of the Existing Notes Indenture (as defined below) and (ii) pay fees and expenses related to the transactions described herein.

The offer and sale of the Notes and the related guarantees have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and, unless so registered, the Notes may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K is not an offer to purchase, nor a solicitation of an offer to sell, any securities, and shall not constitute a notice of redemption with respect to any outstanding notes of GCP.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes. A copy of the Indenture is attached here to as Exhibit 4.1 and is incorporated herein by reference. A form of 5.500% Note due 2026 (which is included in Exhibit A to the Indenture) is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 10, 2018, GCP redeemed all $525,000,000 outstanding aggregate principal amount of its Existing Notes issued under that certain Indenture, dated as of January 27, 2016 (as amended, supplemented or otherwise modified, the “Existing Notes Indenture”), between GCP and Wilmington Trust, National Association, as trustee, in accordance with the optional redemption provisions contained in the Existing Notes Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the redemption of the Existing Notes is incorporated by reference into this Item 2.04.

Item 8.01.	Other Events.

On April 10, 2018, GCP issued a press release announcing its entry into the Amendment Agreement, the closing of the sale of the Notes, and the redemption of the Existing Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of April 10, 2018, among GCP Applied Technologies Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 5.500% Note due 2026 (included as Exhibit A to Exhibit 4.1).

10.1	Second Amendment to Credit Agreement, dated as of April 10, 2018, by and among GCP Applied Technologies Inc., GCP Applied Technologies (UK) Limited, GCP Applied Technologies N.V., the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

99.1	Press Release issued by GCP Applied Technologies Inc., dated April 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC. (Registrant)

By:	/s/ John W. Kapples
John W. Kapples
Vice President, General Counsel and Secretary

Date: April 10, 2018